UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  January 1, 2009

ML Asset Backed Corporation
(as depositor for the Merrill Auto Trust Securitization 2008-1)
(Exact name of registrant as specified in its charter)

Delaware	333-139130-02	26-6449846
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Four World Financial Center 11th Floor, Office C-3101 New York, New York	10800
(Address of Principal Executive Offices)	(Zip Code)

(212) 449-7733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On January 1, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated September 15, 2008 as amended by Amendment No. 1, dated October 21, 2008, between Bank of America Corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”), a wholly-owned subsidiary of Bank of America consummated its merger with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and as a subsidiary of Bank of America (the “Merger”).  As a result of the Merger, among other things, all of the direct and indirect subsidiaries of Merrill Lynch (which include ML Asset Backed Corporation)  have become indirect subsidiaries of Bank of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ML ASSET BACKED CORPORATION

By:	/s/ Michael M. McGovern
Name: Michael M. McGovern
Title: Secretary

Date:   January 5, 2009